Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523
Tuesday, January 17, 2006
WELLS FARGO REPORTS RECORD ANNUAL EPS, REVENUE
2005 Highlights:
•	Record diluted earnings per share of $4.50, up 10 percent
•	Record net income of $7.7 billion, up 9 percent
•	Return on equity of 19.6 percent
•	Record revenue of $33 billion, up 10 percent
•	Noninterest expense up 8 percent
Fourth Quarter 2005 Highlights:
•	Diluted earnings per share of $1.14, up 10 percent from prior year
•	Net income of $1.9 billion, up 8 percent
•	Revenue of $8.5 billion, up 4 percent; 7 percent revenue growth in businesses other than Wells Fargo Home Mortgage (Home Mortgage)
•	Noninterest expense down 2 percent
•	Strong loan and deposit growth
o	Average loans up 9 percent despite sale of $48 billion of adjustable rate mortgages (ARMs) in 2005
o	Average commercial and commercial real estate loans up 13 percent
o	Average core deposits up 10 percent
•	Solid asset quality
o	Nonperforming assets down $41 million, or 3 percent
o	Net charge-offs of $703 million, up $238 million, including $171 million from incremental consumer bankruptcy filings nationwide due to change in bankruptcy law in October 2005

Selected Financial Information	Full Year			Fourth Quarter
			%			%
Earnings	2005	2004	Change	2005	2004	Change
Diluted earnings per share	$4.50	$4.09	10%	$1.14	$1.04	10%
Net income (in billions)	7.67	7.01	9	1.93	1.79	8
Asset Quality
Net charge-offs as % of avg. total loans	.77%	.62%	24	.91%	.66%	38
Nonperforming assets as % of total loans	.49	.55	(11)	.49	.55	(11)
Other
Revenue (in billions)	$32.9	$30.1	10	$8.5	$8.2	4
Average loans (in billions)	296.1	269.6	10	305.7	281.2	9
Average core deposits (in billions)	242.8	223.4	9	253.4	230.2	10

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $4.50 for 2005, compared with $4.09 in 2004, up 10 percent. Net income was a record $7.7 billion, up 9 percent from $7.0 billion in 2004. For fourth quarter 2005, net income was $1.9 billion, or $1.14 per share, compared with $1.8 billion, or $1.04 per share, for fourth quarter 2004, an increase in earnings per share of 10 percent.
“Our outstanding team has done it again – another terrific year of exceptional, broad-based performance across our more than 80 businesses,” said Chairman and CEO Dick Kovacevich. “The double-digit growth we achieved in revenue and earnings per share is all the more remarkable because – guided by our vision, values and time-tested business model – our team has been producing industry-leading, double-digit annual growth not just for one year, but for the past five, ten, 15 and 20-year periods. Our total shareholder return the past five years was ten times that of the S&P 500®, and almost double the S&P 500 for the past ten, 15 and 20 years. These periods included almost every economic cycle and economic condition a financial institution can experience. High and low interest rates. High and low unemployment. Bubbles and recessions. All types of yield curves – steep, flat and inverted. For Wells Fargo to achieve double-digit growth, it doesn’t make much difference what the economy is doing because our primary strategy, consistent for 20 years, is to satisfy all our customers’ financial needs, help them succeed financially, and through cross-selling, gain market share, wallet share and earn 100 percent of their business. At year-end, our average cross-sell set new records for the company – 4.8 products per consumer household and 5.7 products per commercial customer.
“As we have for the past 20 years, we continued to make significant reinvestments in the company to benefit future growth, including opening 92 banking stores, 7 commercial banking offices, 47 mortgage stores and 20 consumer finance stores. During the quarter we agreed to acquire a real estate investment banking firm, Secured Capital Corp., and banks in Colorado and Minnesota. We continue to be #1 in many categories nationally including retail mortgage originations, home equity lending, small business lending, agricultural lending, consumer internet banking, and provider of financial services to middle market companies in the western U.S.”
Financial Performance
“We achieved record results for 2005, another year of double-digit earnings growth driven, once again, by double-digit revenue growth and single-digit expense growth – positive operating leverage,” said Chief Financial Officer Howard Atkins. Diluted earnings per share were $1.14, up 10 percent from $1.04 in fourth quarter 2004. As previously disclosed, the incremental personal bankruptcy filings nationwide immediately before the October 17, 2005 change in bankruptcy law, increased fourth quarter charge-offs by $171 million, or $.07 per share. Atkins said this law should be a net positive for Wells Fargo long-term as it will likely reduce the rate of consumer bankruptcy filings. “Despite the $.07 reduction in earnings per share due to incremental consumer bankruptcies, the Company once again achieved double-digit earnings growth, reflecting the strength of our diversified business model,” he said. “While mortgage earnings declined from fourth quarter 2004, most of our other businesses achieved double-digit earnings growth, including regional banking, commercial banking, corporate banking, private client services, corporate trust, our home equity and personal credit businesses, asset management, asset-based lending, student lending, commercial real estate and international trade services.”

Revenue
Full year 2005 revenue of $33 billion – a new record – grew 10 percent from 2004 revenue of $30 billion. Revenue of $8.5 billion for fourth quarter 2005 grew $324 million, or 4 percent, from a year ago. Revenue growth was offset by a $77 million decline in equity gains and a $127 million increase in losses on the sale of debt securities from fourth quarter 2004. Home Mortgage revenue declined $178 million from $1.32 billion in fourth quarter 2004 to $1.15 billion in fourth quarter 2005. Combined revenue of businesses other than Home Mortgage grew 7 percent from fourth quarter 2004 to fourth quarter 2005.
On a linked-quarter basis, Home Mortgage revenue declined $276 million from $1.43 billion in third quarter 2005 to $1.15 billion in fourth quarter 2005. Combined revenue of businesses other than Home Mortgage grew 15 percent (annualized) from third quarter 2005 to fourth quarter 2005. “This revenue growth was broad based across most of our businesses, which had solid growth in both net interest income and noninterest income,” said Atkins.
Loans
Average loans of $305.7 billion in fourth quarter 2005 increased 9 percent from $281.2 billion in fourth quarter 2004, and $10.1 billion, or 14 percent (annualized), on a linked-quarter basis. Excluding real estate 1-4 family first mortgage – the loan category impacted by ARM sales throughout the year – total average loans grew by $34.7 billion, or 18 percent, from fourth quarter 2004.
Average commercial and commercial real estate loans increased $12.4 billion, or 13 percent, from fourth quarter 2004 and increased $2.6 billion, or 10 percent (annualized), on a linked-quarter basis – the fifth consecutive quarter of double-digit, linked-quarter growth. Commercial loan growth was broad based across virtually all of our businesses, including small business direct, middle market, commercial real estate, leasing, trade finance and asset-based lending.
Atkins said there was continued strong demand for consumer credit. Average consumer loans increased $10.8 billion, or 6 percent, from fourth quarter 2004 (up 22 percent excluding real estate 1-4 family first mortgages), and $7.2 billion, or 15 percent (annualized), on a linked-quarter basis. First mortgage, home equity, credit card, and other revolving credit and installment loans grew at double-digit rates on a linked-quarter basis (annualized) .
Deposits
Average core deposits of $253.4 billion for fourth quarter 2005 grew $23.1 billion, or 10 percent, from fourth quarter 2004, and increased $6.2 billion, or 10 percent (annualized), on a linked-quarter basis. Average mortgage escrow deposits were $17.7 billion for fourth quarter 2005, up $3.2 billion from fourth quarter 2004 and down $1.3 billion from third quarter 2005. Excluding mortgage escrow balances, total average core deposits grew 9 percent from fourth quarter 2004 and 13 percent (annualized) from third quarter 2005. Average retail core deposits grew $20.9 billion, or 11 percent, from fourth quarter 2004 and increased $5.7 billion, or 11 percent (annualized), on a linked-quarter basis. Average consumer checking account balances for fourth quarter 2005 grew 11 percent from fourth quarter 2004. “The continued strong growth in checking accounts and core deposits and our gains in market share reflect our exceptional sales and service culture and improving customer retention rates,” said Atkins.

Net Interest Income
Net interest income for fourth quarter 2005 increased 9 percent from a year ago and 14 percent (annualized) on a linked-quarter basis. “During a year in which the Fed raised rates eight times and the yield curve became ‘non-existent,’ our net interest margin remained essentially flat – declining by only 4 basis points – and at 4.84 percent remained the highest margin among large bank holding companies,” said Atkins. “In part, our margin performance reflected the benefit of selling $48 billion of the lowest-yielding ARMs on our balance sheet throughout 2005 to further improve our earning asset yield, also the highest among large bank holding companies. During fourth quarter 2005, additional balance sheet repositioning actions included a $124 million loss on the sale of $11 billion of debt securities and $16 million of losses related to the sale of $4.5 billion of ARMs. Net interest margin has also performed better than our peers due to our ability to grow transaction and savings deposits while maintaining our deposit pricing discipline.”
Noninterest Income
Noninterest income decreased $59 million from fourth quarter 2004. Atkins said the decrease was due to three factors:
First, fourth quarter 2005 results included $55 million in mortgage servicing rights (MSRs) valuation allowance release, down from a release of $234 million in fourth quarter 2004.
Second, the losses totaling $124 million in fourth quarter 2005 related to the sale of debt securities for balance sheet repositioning compared with gains of $3 million in fourth quarter 2004.
Third, while equity investment gains remained strong at $93 million, they were down from last year’s exceptionally high $170 million.
The remaining balance of noninterest income increased 10 percent with fee income growth across our businesses, with particular strength in service charges on deposit accounts, trust, investment and IRA fees, and card fees.
Noninterest Expense
Noninterest expense was down 2 percent, or $88 million, from fourth quarter 2004, which included a $217 million contribution to the Wells Fargo Foundation. On a linked-quarter basis noninterest expense was down $6 million, or 1 percent (annualized). Fourth quarter 2005 expenses included $13 million of integration expense. Though overall expenses declined on a year-over-year and linked-quarter basis, the Company continued to invest in future growth. During the quarter, the Company opened 43 new banking stores, renovated 115 banking stores and added 599 new retail bankers. The efficiency ratio improved to 57.5 percent in fourth quarter 2005 from 60.9 percent in fourth quarter 2004.
As required under FAS 123R, the Company began expensing stock options on January 1, 2006. Assuming the Company’s February 2006 option grant will vest over a three year period and the valuation and number of options will be the same as the February 2005 grant, the Company expects this expense to reduce 2006 earnings per share by approximately $.06.
Credit Quality
“Fourth quarter net credit losses were significantly impacted, as previously disclosed, by the nationwide consumer bankruptcy filing increases in mid-October, immediately prior to legislative changes,” said Chief Credit Officer Dave Munio. Fourth quarter net credit losses were $703 million (.91 percent of average loans outstanding, annualized), which included $171 million (.22 percent) related to incremental bankruptcies above normalized levels, compared with $541 million (.73 percent) during third quarter 2005 and $465 million (.66 percent) one year ago. Without this nationwide increase in personal bankruptcy filings, fourth quarter losses would have been consistent with prior periods, demonstrating continued strong credit performance in the Company’s loan portfolios. Although negative for the fourth quarter, the change in law should be a net positive for the Company in the long-term as it will likely reduce the rate of consumer bankruptcy filings. Absent the incremental bankruptcy filings, consumer loan portfolios continued to perform at or near historic low loss levels and the Company’s wholesale portfolios were at a virtual zero net loss level for fourth quarter and full year 2005.
Full year 2005 losses were $2.28 billion (.77 percent of average loans outstanding) including the additional fourth quarter bankruptcy credit losses and increased losses, beginning in the first quarter of 2005, for changes in loss recognition rules at Wells Fargo Financial to conform to Federal Financial Institutions Examination Council (FFIEC) bank standards for recognizing credit losses, compared with $1.67 billion (.62 percent) in 2004 and $1.72 billion (.81 percent) in 2003. Munio said 2005 net losses were indicative of continued excellent credit performance in the Company’s loan portfolios.
“During the fourth quarter, we continued to gather information on customers affected by hurricane Katrina,” said Munio. “Virtually all these customers were under payment moratorium programs until year-end 2005, so we do not yet have post-Katrina repayment histories with these customers. Residential real estate payment moratoriums then were extended another 90 days, so additional loss-related information will not be known until at least the end of this period. Based on these facts, we did not take additional Katrina provision in the fourth quarter.”
Total nonperforming assets were $1.53 billion (.49 percent of total loans) at December 31, 2005, essentially flat compared with $1.49 billion (.50 percent) at September 30, 2005, and $1.57 billion (.55 percent) at year-end 2004. Wholesale nonperformers continued to decline modestly and were at historically low levels. “As our automobile and residential real estate portfolios season, we expect to see an increase in nonperformers and associated charge-offs,” said Munio, “but still at or below our expected losses.”
Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income of the three business segments was:

	Full Year			Fourth Quarter
			%			%
Net income (in millions)	2005	2004	Change	2005	2004	Change
Community Banking	$5,529	$4,912	13	$1,393	$1,232	13
Wholesale Banking	1,733	1,599	8	439	403	9
Wells Fargo Financial	409	617	(34)	98	150	(35)
More financial information about the business segments is on pages 27 and 28.

Community Banking offers a complete line of banking and diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Total revenue	$22,530	$20,689	9	$5,777	$5,727	1
Provision for credit losses	895	787	14	285	213	34
Noninterest expense	13,294	12,312	8	3,390	3,614	(6)
Net income	5,529	4,912	13	1,393	1,232	13
Average loans (in billions)	187.0	178.9	5	190.5	183.2	4
Average assets (in billions)	298.6	284.2	5	314.4	290.5	8
•	Record annual net income of $5.5 billion, up 13 percent from 2004
•	Average assets up 8 percent from fourth quarter 2004
•	Average core deposits up 12 percent from fourth quarter 2004
•	Private Client Services (PCS)
o	Revenue up 10 percent from fourth quarter 2004
o	Core deposits up 27 percent from fourth quarter 2004
o	150 private bankers added in 2005 for total of 720
•	Internet highlights:
o	Active online consumer customers of 7.2 million, up 17 percent from 2004, reaching 56 percent of consumer checking accounts
o	Bill payment and presentment customers of 3.3 million, up 41 percent from 2004
o	Watchfire® GomezPro™ ranked Wells Fargo Full-Service Brokerage the #2 online offering nationwide
o	Wells Fargo received a Gold medal in Bill Pay, Self Service and Online Application for the 2005 Bank Monitor Awards
o	Keynote WebExcellence ranked Wells Fargo Home Mortgage #2 nationwide on the Q4 2005 Mortgage Scorecard
Community Banking reported net income of $5.53 billion for 2005, up 13 percent from $4.91 billion for 2004. Total revenue for 2005 increased 9 percent, driven by loan and deposit growth and higher mortgage origination volumes. Noninterest expense for 2005 increased by 8 percent driven by mortgage production, growth in other businesses, and investments in technology, distribution and sales staff. The provision for credit losses for 2005 increased $108 million, or 14 percent, from 2004. Fourth quarter provision for credit losses was $285 million, an increase of $72 million from 2004, reflecting incremental consumer bankruptcy filings before the mid-October legislative reform.
Community Banking reported net income of $1.39 billion in fourth quarter 2005, up 13 percent from $1.23 billion for the same period of 2004. Net interest income increased by $166 million, or 5 percent, compared with fourth quarter 2004, due primarily to growth in earning assets and deposits. Continued balance sheet repositioning offset a decline in net interest margin despite a flat yield curve. Earning assets grew despite sales of low-yielding ARMs. Noninterest income decreased by $116 million, or 4 percent, compared with fourth quarter 2004 due to a lower release of the valuation allowance for mortgage servicing rights, losses on sales of debt securities and lower equity investments gains, partially offset by higher deposit service charges and card fees. Noninterest expense decreased by $224 million, or 6 percent, in fourth quarter 2005 compared with the same period of 2004, due primarily to a $217 million contribution to the Wells Fargo Foundation in fourth quarter 2004.
“Once again, our team was able to execute on our cross-sell strategy to achieve annual double-digit increases in significant measurements,” said President and COO John Stumpf. “All of this was done while we improved team member engagement and customer retention. Team members are doing a terrific job executing on our vision of helping our customers succeed financially.”
Regional Banking Highlights
•	Record core product sales of 15.9 million, up 15 percent from 2004
•	Record retail bank household cross-sell of 4.8
•	Improved customer retention and increased team member engagement
•	Enhanced distribution/investments for future growth
o	92 banking stores opened in 2005
o	1,691 retail bankers added in 2005
•	Small Business
o	Total business solutions (sales) up 26 percent in 2005
o	Record cross-sell of 3 products per customer
“Thanks to our talented group of engaged team members, we achieved record annual core sales in 2005, up 15 percent from 2004, selling more than 15.9 million core solutions during the year,” said Carrie Tolstedt, group EVP, Regional Banking. “Sales of store-based business solutions increased 26 percent from a year ago. Over 46 percent of new checking account customers have Wells Fargo PackagesSM – a checking account and at least three other products. This is up from 37 percent in 2004. As a result of these strong sales, customer cross-sell reached a record high of 4.8 products per consumer (Retail Bank Household). To better serve our customers, we opened 92 banking stores, added 1,691 retail bankers, and increased the number of licensed bankers by 35 percent in 2005. Our team members were even more energized to serve our customers in 2005. Our team member engagement ratio of 5.8 to 1 improved from 4.1 to 1 last year. Household attrition has improved 7 percent over the past two years, attrition of our high value households improved 17 percent over that same period, and overall customer loyalty scores also continue to improve.”
Home Mortgage and Home Equity Highlights
•	$366 billion of mortgage originations in 2005, second highest ever
•	Record $989 billion owned mortgage servicing portfolio, up 23 percent from 2004
•	Ranked #1 nationally in home equity loan market share for the fourth consecutive year
“We saw solid growth over 2004 in originations, owned servicing, and the Home Equity portfolio,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “We are helping our customers succeed financially by originating nearly $1.1 trillion in home mortgage-related loans over the last three years.”

The owned servicing portfolio, including commercial mortgages, grew to a record $989 billion at December 31, 2005, up $184 billion, or 23 percent, from December 31, 2004. The carrying value of mortgage servicing rights at year end was $12.5 billion, 1.44 percent of loans serviced for others, compared with $7.9 billion, 1.15 percent, at year-end 2004. The weighted-average note rate of 5.72 percent was 3 basis points lower than at year-end 2004.
Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities and institutional investments.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Total revenue	$5,739	$5,183	11	$1,481	$1,329	11
Provision for credit losses	1	62	(98)	7	11	(36)
Noninterest expense	3,165	2,728	16	822	718	14
Net income	1,733	1,599	8	439	403	9
Average loans (in billions)	62.2	53.1	17	64.7	56.4	15
Average assets (in billions)	88.7	77.6	14	92.2	81.6	13
•	Record net income of $1.7 billion in 2005, up 8 percent from 2004, 7th consecutive year of record earnings
•	Average loan growth of 17 percent from 2004
•	Record cross-sell of 5.7 products per customer
•	Agreed to acquire real estate investment banking firm Secured Capital Corp.
•	Opened Wholesale offices in Troy, Michigan; Short Hills, New Jersey; Albany, New York; and Las Vegas, Nevada
Wholesale Banking reported record net income of $1.73 billion in 2005, up 8 percent over 2004, driven largely by a 15 percent increase in earning assets, as well as very low loan losses. Average loans rose 17 percent to $62.2 billion in 2005 from $53.1 billion in 2004 with double-digit increases across all wholesale lending businesses. The provision for credit losses was $1 million in 2005, compared with $62 million a year earlier, with loan charge-offs at very low levels throughout 2005. Noninterest income increased 13 percent to $3.35 billion in 2005, from $2.97 billion in 2004, largely due to the Strong Financial acquisition completed at the end of 2004.
For fourth quarter 2005, Wholesale Banking net income was $439 million, compared with $403 million in fourth quarter 2004, an increase of 9 percent, driven by growth in earning assets. Average loans increased 15 percent to $64.7 billion in fourth quarter 2005 from the prior year.
“We’re very pleased with our results for 2005,” said Dave Hoyt, senior EVP, Wholesale Banking. “Revenue increased 11 percent for both full year and fourth quarter 2005. Fourth quarter 2005 deposits grew 11 percent from a year ago. Our team generated its ninth consecutive quarter of solid loan growth and a year-over-year increase of 17 percent in a competitive market. We continue to grow because our customers appreciate our relationship banking model and broad product line. Wholesale customers overall have 5.7 products per customer, up from 5.3 products in 2004. In our commercial banking group, our cross-sell is approaching 7 products per customer, with over 20 percent of our offices exceeding our corporate goal of 8 products per customer.
“We’re excited to see enthusiastic interest in our industry-leading Desktop DepositSM service, our Check 21 internet solution that enables customers to make deposits from their offices. In October, we agreed to acquire Secured Capital Corp, which with our Eastdil Realty business will continue to deepen our real estate offerings.”
Wells Fargo Financial offers consumer loans primarily through real estate-secured debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States and in Canada, Latin America, the Caribbean and the Pacific Rim.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Total revenue	$4,680	$4,187	12	$1,234	$1,112	11
Provision for credit losses	1,487	868	71	411	241	71
Noninterest expense	2,559	2,357	9	671	639	5
Net income	409	617	(34)	98	150	(35)
Average loans (in billions)	46.9	37.6	25	50.5	41.6	21
Average assets (in billions)	52.7	43.0	23	56.1	47.4	18
•	Revenue up 12 percent from 2004
•	Average loans up 25 percent from 2004
o	Real estate-secured receivables up 39 percent to $19.2 billion
o	Auto finance receivables up 16 percent to $21.5 billion
•	Sound credit quality, excluding impact from bankruptcies, FFIEC and Katrina
Wells Fargo Financial reported net income of $409 million in 2005, down 34 percent from $617 million in 2004. Net income was reduced by the $163 million charge taken in first quarter 2005 to conform charge-off policies with Federal Financial Institutions Examination Council (FFIEC) guidelines, the $100 million provision for credit losses taken in third quarter 2005 for estimated losses from Katrina and the incremental increase in bankruptcies. Total revenue rose 12 percent in 2005, reaching $4.68 billion, compared with $4.19 billion in 2004, on higher net interest income. The provision for credit losses was $1.49 billion in 2005, up from $868 million in 2004. Noninterest expense was $2.56 billion in 2005, up from $2.36 billion in 2004.
For fourth quarter 2005, Wells Fargo Financial’s net income was $98 million, compared with $150 million in the same period of 2004, a decrease of 35 percent. Fourth quarter 2005 results reflected an 11 percent increase in revenue, primarily in net interest income due to a 21 percent increase in average loans, offset by a higher level of noninterest expense and provision for credit losses. Provision for credit losses was $411 million, up from $241 million in 2004, partially due to the incremental bankruptcy charge-offs related to the change in bankruptcy law and the effect of the FFIEC loss recognition changes. Average loans were $50.5 billion in fourth quarter 2005 compared with $41.6 billion in fourth quarter 2004.
“Wells Fargo Financial had an excellent year operationally, with receivables growth of 25 percent over year-end 2004,” said Tom Shippee, Wells Fargo Financial president and CEO.

“Real estate-secured lending and automobile lending were the primary drivers of this growth, and credit quality remained strong, excluding the initial and ongoing impact from the change to conform with the FFIEC charge-off policies, Katrina and bankruptcies.”
Recorded Message
A recorded message reviewing Wells Fargo’s results will be available at 5:30 a.m. Pacific Time through January 20, 2006. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Account Number 286. Conference ID 182198. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including statements about the expected impact of expensing stock options on our 2006 earnings per share and the expected long-term benefits to the Company from the change in bankruptcy law, and various statements about future credit losses and credit quality. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including the possibility that the February 2006 option grant may differ from the February 2005 option grant in terms of number of options granted, value of the options granted and/or vesting terms or that the methodology or assumptions we use to calculate the expense relating to our February 2006 option grant may change. For other factors that may cause actual results to differ from expectations, refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and Annual Report on Form 10-K for the year ended December 31, 2004, including information incorporated into the Form 10-K from our 2004 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, “Financial Review—Risk Management” included in the 2004 Annual Report to Stockholders and incorporated by reference into the Form 10-K and “Factors That May Affect Future Results” in our September 30, 2005 Form 10-Q.
Hurricane Katrina has affected the Company’s loan portfolios by damaging properties pledged as collateral and by impairing the ability of certain borrowers to repay their loans. The ultimate impact of the hurricane on the Company is difficult to predict and will be affected by a number of factors, including the extent of damage to the collateral, the extent to which damaged collateral is not covered by insurance, the extent to which unemployment and other economic conditions caused by the hurricane adversely affect the ability of borrowers to repay their loans, and the cost to us of collection and foreclosure moratoriums, loan forbearances and other accommodations granted to borrowers and other customers. The impact of the hurricane on the Company may be greater than anticipated.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

Wells Fargo & Company is a diversified financial services company with $482 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,200 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the United States to receive the highest possible credit rating, “Aaa,” from Moody’s Investors Service.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended Dec. 31	,	%	Year ended Dec. 31	,	%
(in millions, except per share amounts)	2005	2004	Change	2005	2004	Change

For the Period
Net income	$1,930	$1,785	8%	$7,671	$7,014	9%
Diluted earnings per common share	1.14	1.04	10	4.50	4.09	10
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.63%	1.67%	(2)	1.72%	1.71%	1
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.22	19.07	1	19.57	19.56	—
Efficiency ratio (1)	57.5	60.9	(6)	57.7	58.5	(1)
Total revenue	$8,492	$8,168	4	$32,949	$30,059	10
Dividends declared per common share	.52	.48	8	2.00	1.86	8
Average common shares outstanding	1,675.4	1,692.7	(1)	1,686.3	1,692.2	—
Diluted average common shares outstanding	1,693.9	1,715.0	(1)	1,705.5	1,713.4	—
Average loans	$305,696	$281,167	9	$296,106	$269,570	10
Average assets	468,481	425,259	10	445,790	410,579	9
Average core deposits (2)	253,386	230,249	10	242,754	223,359	9
Average retail core deposits (3)	210,729	189,788	11	201,867	183,716	10
Net interest margin	4.84%	4.88%	(1)	4.86%	4.89%	(1)
At Period End
Securities available for sale	$41,834	$33,717	24	$41,834	$33,717	24
Loans	310,837	287,586	8	310,837	287,586	8
Allowance for loan losses	3,871	3,762	3	3,871	3,762	3
Goodwill	10,787	10,681	1	10,787	10,681	1
Assets	481,741	427,849	13	481,741	427,849	13
Core deposits (2)	253,341	229,703	10	253,341	229,703	10
Stockholders’ equity	40,660	37,866	7	40,660	37,866	7
Capital ratios
Stockholders’ equity to assets	8.44%	8.85%	(5)	8.44%	8.85%	(5)
Risk-based capital (4)
Tier 1 capital	8.24	8.41	(2)	8.24	8.41	(2)
Total capital	11.61	12.07	(4)	11.61	12.07	(4)
Tier 1 leverage (4)	6.99	7.08	(1)	6.99	7.08	(1)
Book value per common share	$24.25	$22.36	8	$24.25	$22.36	8
Team members (active, full-time equivalent)	153,500	145,500	5	153,500	145,500	5
Common Stock Price
High	$64.70	$64.04	1	$64.70	$64.04	1
Low	57.62	57.55	—	57.62	54.32	6
Period end	62.83	62.15	1	62.83	62.15	1

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.

(3)	Retail core deposits consist of total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(4)	The December 31, 2005, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions, except per share amounts)	2005	2005	2005	2005	2004

For the Quarter
Net income	$1,930	$1,975	$1,910	$1,856	$1,785
Diluted earnings per common share	1.14	1.16	1.12	1.08	1.04
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.63%	1.75%	1.76%	1.75%	1.67%
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.22	19.72	19.76	19.60	19.07
Efficiency ratio (1)	57.5	57.5	57.9	58.0	60.9
Total revenue	$8,492	$8,503	$7,865	$8,089	$8,168
Dividends declared per common share	.52	.52	.48	.48	.48
Average common shares outstanding	1,675.4	1,686.8	1,687.7	1,695.4	1,692.7
Diluted average common shares outstanding	1,693.9	1,705.3	1,707.2	1,715.7	1,715.0
Average loans	$305,696	$295,611	$295,636	$287,282	$281,167
Average assets	468,481	448,159	435,091	430,990	425,259
Average core deposits (2)	253,386	247,187	238,308	231,847	230,249
Average retail core deposits (3)	210,729	205,078	198,805	192,621	189,788
Net interest margin	4.84%	4.86%	4.89%	4.87%	4.88%
At Quarter End
Securities available for sale	$41,834	$34,480	$29,216	$31,685	$33,717
Loans	310,837	296,189	301,739	290,588	287,586
Allowance for loan losses	3,871	3,886	3,775	3,783	3,762
Goodwill	10,787	10,776	10,647	10,645	10,681
Assets	481,741	453,494	434,981	435,643	427,849
Core deposits (2)	253,341	248,384	239,615	234,984	229,703
Stockholders’ equity	40,660	39,835	39,278	38,477	37,866
Capital ratios
Stockholders’ equity to assets	8.44%	8.78%	9.03%	8.83%	8.85%
Risk-based capital (4)
Tier 1 capital	8.24	8.35	8.57	8.40	8.41
Total capital	11.61	11.84	12.17	12.37	12.07
Tier 1 leverage (4)	6.99	7.16	7.28	7.17	7.08
Book value per common share	$24.25	$23.74	$23.30	$22.76	$22.36
Team members (active, full-time equivalent)	153,500	151,300	148,600	147,000	145,500
Common Stock Price
High	$64.70	$62.87	$62.22	$62.75	$64.04
Low	57.62	58.00	57.77	58.15	57.55
Period end	62.83	58.57	61.58	59.80	62.15

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.

(3)	Retail core deposits consist of total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(4)	The December 31, 2005, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Dec. 31		,	%	Year ended Dec. 31		,	%
(in millions, except per share amounts)	2005	2004		Change	2005	2004		Change

INTEREST INCOME
Trading assets	$48	$34		41%	$190	$145		31%
Securities available for sale	594	485		22	1,921	1,883		2
Mortgages held for sale	628	443		42	2,213	1,737		27
Loans held for sale	10	87		(89)	146	292		(50)
Loans	5,901	4,542		30	21,260	16,781		27
Other interest income	63	44		43	232	129		80

Total interest income	7,244	5,635		29	25,962	20,967		24

INTEREST EXPENSE
Deposits	1,331	576		131	3,848	1,827		111
Short-term borrowings	242	126		92	744	353		111
Long-term debt	832	477		74	2,866	1,637		75

Total interest expense	2,405	1,179		104	7,458	3,817		95

NET INTEREST INCOME	4,839	4,456		9	18,504	17,150		8
Provision for credit losses	703	465		51	2,383	1,717		39

Net interest income after provision for credit losses	4,136	3,991		4	16,121	15,433		4

NONINTEREST INCOME
Service charges on deposit accounts	655	594		10	2,512	2,417		4
Trust and investment fees	623	543		15	2,436	2,116		15
Card fees	394	321		23	1,458	1,230		19
Other fees	478	479		—	1,929	1,779		8
Mortgage banking	628	790		(21)	2,422	1,860		30
Operating leases	200	211		(5)	812	836		(3)
Insurance	272	265		3	1,215	1,193		2
Net gains (losses) on debt securities available for sale	(124)	3		—	(120)	(15)		700
Net gains from equity investments	93	170		(45)	511	394		30
Other	434	336		29	1,270	1,099		16

Total noninterest income	3,653	3,712		(2)	14,445	12,909		12

NONINTEREST EXPENSE
Salaries	1,613	1,438		12	6,215	5,393		15
Incentive compensation	663	526		26	2,366	1,807		31
Employee benefits	428	451		(5)	1,874	1,724		9
Equipment	328	410		(20)	1,267	1,236		3
Net occupancy	344	301		14	1,412	1,208		17
Operating leases	161	164		(2)	635	633		—
Other	1,346	1,681		(20)	5,249	5,572		(6)

Total noninterest expense	4,883	4,971		(2)	19,018	17,573		8

INCOME BEFORE INCOME TAX EXPENSE	2,906	2,732		6	11,548	10,769		7
Income tax expense	976	947		3	3,877	3,755		3

NET INCOME	$1,930	$1,785		8	$7,671	$7,014		9

EARNINGS PER COMMON SHARE	$1.15	$1.06		8	$4.55	$4.15		10
DILUTED EARNINGS PER COMMON SHARE	$1.14	$1.04		10	$4.50	$4.09		10
DIVIDENDS DECLARED PER COMMON SHARE	$.52	$.48		8	$2.00	$1.86		8
Average common shares outstanding	1,675.4	1,692.7		(1)	1,686.3	1,692.2		—
Diluted average common shares outstanding	1,693.9	1,715.0		(1)	1,705.5	1,713.4		—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in millions, except per share amounts)	2005		2005		2005		2005		2004

INTEREST INCOME
Trading assets	$48		$44		$54		$44		$34
Securities available for sale	594		442		429		456		485
Mortgages held for sale	628		674		481		430		443
Loans held for sale	10		9		15		112		87
Loans	5,901		5,416		5,163		4,780		4,542
Other interest income	63		60		58		51		44

Total interest income	7,244		6,645		6,200		5,873		5,635

INTEREST EXPENSE
Deposits	1,331		1,000		825		692		576
Short-term borrowings	242		189		164		149		126
Long-term debt	832		780		675		579		477

Total interest expense	2,405		1,969		1,664		1,420		1,179

NET INTEREST INCOME	4,839		4,676		4,536		4,453		4,456
Provision for credit losses	703		641		454		585		465

Net interest income after provision for credit losses	4,136		4,035		4,082		3,868		3,991

NONINTEREST INCOME
Service charges on deposit accounts	655		654		625		578		594
Trust and investment fees	623		614		597		602		543
Card fees	394		377		361		326		321
Other fees	478		520		478		453		479
Mortgage banking	628		743		237		814		790
Operating leases	200		202		202		208		211
Insurance	272		248		358		337		265
Net gains (losses) on debt securities available for sale	(124)		(31)		39		(4)		3
Net gains from equity investments	93		146		201		71		170
Other	434		354		231		251		336

Total noninterest income	3,653		3,827		3,329		3,636		3,712

NONINTEREST EXPENSE
Salaries	1,613		1,571		1,551		1,480		1,438
Incentive compensation	663		676		562		465		526
Employee benefits	428		467		432		547		451
Equipment	328		306		263		370		410
Net occupancy	344		354		310		404		301
Operating leases	161		159		157		158		164
Other	1,346		1,356		1,279		1,268		1,681

Total noninterest expense	4,883		4,889		4,554		4,692		4,971

INCOME BEFORE INCOME TAX EXPENSE	2,906		2,973		2,857		2,812		2,732
Income tax expense	976		998		947		956		947

NET INCOME	$1,930		$1,975		$1,910		$1,856		$1,785

EARNINGS PER COMMON SHARE	$1.15		$1.17		$1.14		$1.09		$1.06
DILUTED EARNINGS PER COMMON SHARE	$1.14		$1.16		$1.12		$1.08		$1.04
DIVIDENDS DECLARED PER COMMON SHARE	$.52		$.52		$.48		$.48		$.48
Average common shares outstanding	1,675.4		1,686.8		1,687.7		1,695.4		1,692.7
Diluted average common shares outstanding	1,693.9		1,705.3		1,707.2		1,715.7		1,715.0

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	December 31	,	%
(in millions, except shares)	2005	2004	Change

ASSETS
Cash and due from banks	$15,397	$12,903	19%
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,306	5,020	6
Trading assets	10,905	9,000	21
Securities available for sale	41,834	33,717	24
Mortgages held for sale	40,534	29,723	36
Loans held for sale	612	8,739	(93)
Loans	310,837	287,586	8
Allowance for loan losses	(3,871)	(3,762)	3

Net loans	306,966	283,824	8

Mortgage servicing rights, net	12,511	7,901	58
Premises and equipment, net	4,417	3,850	15
Goodwill	10,787	10,681	1
Other assets	32,472	22,491	44

Total assets	$481,741	$427,849	13

LIABILITIES
Noninterest-bearing deposits	$87,712	$81,082	8
Interest-bearing deposits	226,738	193,776	17

Total deposits	314,450	274,858	14
Short-term borrowings	23,892	21,962	9
Accrued expenses and other liabilities	23,071	19,583	18
Long-term debt	79,668	73,580	8

Total liabilities	441,081	389,983	13

STOCKHOLDERS’ EQUITY
Preferred stock	325	270	20
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	—
Additional paid-in capital	9,934	9,806	1
Retained earnings	30,580	26,482	15
Cumulative other comprehensive income	665	950	(30)
Treasury stock - 58,797,993 shares and 41,789,388 shares	(3,390)	(2,247)	51
Unearned ESOP shares	(348)	(289)	20

Total stockholders’ equity	40,660	37,866	7

Total liabilities and stockholders’ equity	$481,741	$427,849	13

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions)	2005	2005	2005	2005	2004

ASSETS
Cash and due from banks	$15,397	$13,931	$13,962	$13,467	$12,903
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,306	5,861	5,661	4,784	5,020
Trading assets	10,905	8,477	8,019	8,487	9,000
Securities available for sale	41,834	34,480	29,216	31,685	33,717
Mortgages held for sale	40,534	46,119	31,733	38,724	29,723
Loans held for sale	612	629	651	1,769	8,739
Loans	310,837	296,189	301,739	290,588	287,586
Allowance for loan losses	(3,871)	(3,886)	(3,775)	(3,783)	(3,762)

Net loans	306,966	292,303	297,964	286,805	283,824

Mortgage servicing rights, net	12,511	10,711	8,498	8,972	7,901
Premises and equipment, net	4,417	4,223	4,156	3,898	3,850
Goodwill	10,787	10,776	10,647	10,645	10,681
Other assets	32,472	25,984	24,474	26,407	22,491

Total assets	$481,741	$453,494	$434,981	$435,643	$427,849

LIABILITIES
Noninterest-bearing deposits	$87,712	$89,304	$86,791	$82,872	$81,082
Interest-bearing deposits	226,738	199,725	188,222	190,291	193,776

Total deposits	314,450	289,029	275,013	273,163	274,858
Short-term borrowings	23,892	23,243	17,905	24,451	21,962
Accrued expenses and other liabilities	23,071	22,795	19,930	22,649	19,583
Long-term debt	79,668	78,592	82,855	76,903	73,580

Total liabilities	441,081	413,659	395,703	397,166	389,983

STOCKHOLDERS’ EQUITY
Preferred stock	325	389	462	535	270
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,934	9,878	9,862	9,843	9,806
Retained earnings	30,580	29,636	28,567	27,512	26,482
Cumulative other comprehensive income	665	721	771	693	950
Treasury stock	(3,390)	(3,267)	(2,784)	(2,428)	(2,247)
Unearned ESOP shares	(348)	(416)	(494)	(572)	(289)

Total stockholders’ equity	40,660	39,835	39,278	38,477	37,866

Total liabilities and stockholders’ equity	$481,741	$453,494	$434,981	$435,643	$427,849

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in millions)	2005		2005		2005		2005		2004

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements and other short-term investments	$5,158		$5,647		$5,653		$5,334		$4,967
Trading assets	5,061		4,782		6,289		5,525		5,040
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,051		1,042		964		930		1,101
Securities of U.S. states and political subdivisions	3,256		3,321		3,434		3,572		3,624
Mortgage-backed securities:
Federal agencies	23,545		17,815		17,616		20,079		21,916
Private collateralized mortgage obligations	8,060		4,245		4,181		3,993		3,787

Total mortgage-backed securities	31,605		22,060		21,797		24,072		25,703
Other debt securities (1)	4,843		3,888		3,249		3,388		3,246

Total debt securities available for sale (1)	40,755		30,311		29,444		31,962		33,674
Mortgages held for sale	42,036		47,510		34,554		31,636		32,373
Loans held for sale	603		626		1,255		9,062		8,536
Loans:
Commercial and commercial real estate:
Commercial	61,297		59,434		57,749		55,178		51,896
Other real estate mortgage	28,425		28,614		29,504		29,869		29,412
Real estate construction	13,040		12,259		9,814		9,178		9,246
Lease financing	5,347		5,252		5,176		5,126		5,109

Total commercial and commercial real estate	108,109		105,559		102,243		99,351		95,663
Consumer:
Real estate 1-4 family first mortgage	76,233		72,479		79,533		84,589		86,389
Real estate 1-4 family junior lien mortgage	58,157		56,412		54,771		53,059		50,909
Credit card	11,326		10,867		10,285		10,157		9,706
Other revolving credit and installment	46,593		45,380		44,406		35,887		34,475

Total consumer	192,309		185,138		188,995		183,692		181,479
Foreign	5,278		4,914		4,398		4,239		4,025

Total loans (2)	305,696		295,611		295,636		287,282		281,167
Other	1,415		1,511		1,677		1,726		1,698

Total earning assets	$400,724		$385,998		$374,508		$372,527		$367,455

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,797		$3,698		$3,561		$3,365		$3,244
Market rate and other savings	132,042		129,390		128,333		127,346		125,350
Savings certificates	26,610		23,434		20,932		19,487		18,697
Other time deposits	33,321		22,204		26,378		28,814		30,460
Deposits in foreign offices	14,347		12,359		8,871		10,095		10,026

Total interest-bearing deposits	210,117		191,085		188,075		189,107		187,777
Short-term borrowings	25,395		22,797		22,687		25,434		26,315
Long-term debt	79,169		82,840		78,781		75,680		70,646

Total interest-bearing liabilities	314,681		296,722		289,543		290,221		284,738
Portion of noninterest-bearing funding sources	86,043		89,276		84,965		82,306		82,717

Total funding sources	$400,724		$385,998		$374,508		$372,527		$367,455

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,508		$13,100		$12,991		$13,090		$13,366
Goodwill	10,780		10,736		10,646		10,657		10,436
Other	43,469		38,325		36,946		34,716		34,002

Total noninterest-earning assets	$67,757		$62,161		$60,583		$58,463		$57,804

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$90,937		$90,665		$85,482		$81,649		$82,958
Other liabilities	23,049		21,074		21,348		20,739		20,336
Stockholders’ equity	39,814		39,698		38,718		38,381		37,227
Noninterest-bearing funding sources used to fund earning assets	(86,043)		(89,276)		(84,965)		(82,306)		(82,717)

Net noninterest-bearing funding sources	$67,757		$62,161		$60,583		$58,463		$57,804

TOTAL ASSETS	$468,481		$448,159		$435,091		$430,990		$425,259

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Year ended December 31	,
(in millions)	2005	2004

Balance, beginning of period	$37,866	$34,469
Net income	7,671	7,014
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	5	12
Change in valuation allowance related to:
Investment securities and other retained interests	(298)	(22)
Derivative instruments and hedging activities	8	22
Common stock issued	1,510	1,446
Common stock issued for acquisitions	122	9
Common stock repurchased	(3,159)	(2,188)
Preferred stock released to ESOP	307	265
Common stock dividends	(3,375)	(3,150)
Other, net	3	(11)

Balance, end of period	$40,660	$37,866

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in millions)	2005		2005		2005		2005		2004

Commercial and commercial real estate:
Commercial	$61,552		$60,588		$58,877		$56,245		$54,517
Other real estate mortgage	28,545		28,571		28,282		29,941		29,804
Real estate construction	13,406		12,587		11,589		9,392		9,025
Lease financing	5,400		5,244		5,195		5,121		5,169

Total commercial and commercial real estate	108,903		106,990		103,943		100,699		98,515
Consumer:
Real estate 1-4 family first mortgage	77,768		69,259		81,615		77,281		87,686
Real estate 1-4 family junior lien mortgage	59,143		57,491		55,989		53,867		52,190
Credit card	12,009		11,060		10,608		10,128		10,260
Other revolving credit and installment	47,462		46,201		44,974		44,250		34,725

Total consumer	196,382		184,011		193,186		185,526		184,861
Foreign	5,552		5,188		4,610		4,363		4,210

Total loans (net of unearned income)	$310,837		$296,189		$301,739		$290,588		$287,586

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions)	2005	2005	2005	2005	2004

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$286	$293	$338	$357	$345
Other real estate mortgage	165	197	193	191	229
Real estate construction	31	43	44	51	57
Lease financing	45	68	51	59	68

Total commercial and commercial real estate	527	601	626	658	699
Consumer:
Real estate 1-4 family first mortgage	471	409	357	327	386
Real estate 1-4 family junior lien mortgage	144	119	98	101	92
Other revolving credit and installment	171	149	101	87	160

Total consumer	786	677	556	515	638
Foreign	25	23	20	23	21

Total nonaccrual loans	1,338	1,301	1,202	1,196	1,358
As a percentage of total loans	.43%	.44%	.40%	.41%	.47%
Foreclosed assets	191	187	187	207	212
Real estate investments	2	2	2	2	2

Total nonaccrual loans and other assets	$1,531	$1,490	$1,391	$1,405	$1,572

As a percentage of total loans	.49%	.50%	.46%	.48%	.55%

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Year ended
	Dec. 31 ,	Sept. 30 ,	Dec. 31 ,	Dec. 31 ,	Dec. 31 ,
(in millions)	2005	2005	2004	2005	2004

Balance, beginning of period	$4,057	$3,944	$3,945	$3,950	$3,891
Provision for credit losses	703	641	465	2,383	1,717
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(135)	(95)	(103)	(406)	(424)
Other real estate mortgage	(1)	(1)	(7)	(7)	(25)
Real estate construction	—	(1)	(1)	(6)	(5)
Lease financing	(8)	(7)	(14)	(35)	(62)

Total commercial and commercial real estate	(144)	(104)	(125)	(454)	(516)
Consumer:
Real estate 1-4 family first mortgage	(28)	(24)	(15)	(111)	(53)
Real estate 1-4 family junior lien mortgage	(36)	(37)	(31)	(136)	(107)
Credit card	(164)	(128)	(126)	(553)	(463)
Other revolving credit and installment	(465)	(369)	(250)	(1,480)	(919)

Total consumer	(693)	(558)	(422)	(2,280)	(1,542)
Foreign	(82)	(72)	(48)	(298)	(143)

Total loan charge-offs	(919)	(734)	(595)	(3,032)	(2,201)

Loan recoveries:
Commercial and commercial real estate:
Commercial	31	35	33	133	150
Other real estate mortgage	3	4	3	16	17
Real estate construction	6	—	1	13	6
Lease financing	5	5	7	21	26

Total commercial and commercial real estate	45	44	44	183	199
Consumer:
Real estate 1-4 family first mortgage	6	6	2	21	6
Real estate 1-4 family junior lien mortgage	9	8	7	31	24
Credit card	22	20	17	86	62
Other revolving credit and installment	115	97	53	365	220

Total consumer	152	131	79	503	312
Foreign	19	18	7	63	24

Total loan recoveries	216	193	130	749	535

Net loan charge-offs	(703)	(541)	(465)	(2,283)	(1,666)

Other	—	13	5	7	8

Balance, end of period	$4,057	$4,057	$3,950	$4,057	$3,950

Components:
Allowance for loan losses	$3,871	$3,886	$3,762	$3,871	$3,762
Reserve for unfunded credit commitments	186	171	188	186	188

Allowance for credit losses	$4,057	$4,057	$3,950	$4,057	$3,950

Net loan charge-offs (annualized) as a percentage of average total loans	.91%	.73%	.66%	.77%	.62%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions)	2005	2005	2005	2005	2004

Balance, beginning of quarter	$4,057	$3,944	$3,950	$3,950	$3,945
Provision for credit losses	703	641	454	585	465
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(135)	(95)	(92)	(84)	(103)
Other real estate mortgage	(1)	(1)	(2)	(3)	(7)
Real estate construction	—	(1)	—	(5)	(1)
Lease financing	(8)	(7)	(10)	(10)	(14)

Total commercial and commercial real estate	(144)	(104)	(104)	(102)	(125)
Consumer:
Real estate 1-4 family first mortgage	(28)	(24)	(23)	(36)	(15)
Real estate 1-4 family junior lien mortgage	(36)	(37)	(30)	(33)	(31)
Credit card	(164)	(128)	(134)	(127)	(126)
Other revolving credit and installment	(465)	(369)	(296)	(350)	(250)

Total consumer	(693)	(558)	(483)	(546)	(422)
Foreign	(82)	(72)	(63)	(81)	(48)

Total loan charge-offs	(919)	(734)	(650)	(729)	(595)

Loan recoveries:
Commercial and commercial real estate:
Commercial	31	35	37	30	33
Other real estate mortgage	3	4	1	8	3
Real estate construction	6	—	7	—	1
Lease financing	5	5	6	5	7

Total commercial and commercial real estate	45	44	51	43	44
Consumer:
Real estate 1-4 family first mortgage	6	6	6	3	2
Real estate 1-4 family junior lien mortgage	9	8	8	6	7
Credit card	22	20	23	21	17
Other revolving credit and installment	115	97	90	63	53

Total consumer	152	131	127	93	79
Foreign	19	18	18	8	7

Total loan recoveries	216	193	196	144	130

Net loan charge-offs	(703)	(541)	(454)	(585)	(465)

Other	—	13	(6)	—	5

Balance, end of quarter	$4,057	$4,057	$3,944	$3,950	$3,950

Components:
Allowance for loan losses	$3,871	$3,886	$3,775	$3,783	$3,762
Reserve for unfunded credit commitments	186	171	169	167	188

Allowance for credit losses	$4,057	$4,057	$3,944	$3,950	$3,950

Net loan charge-offs (annualized) as a percentage of average total loans	.91%	.73%	.62%	.83%	.66%
Allowance for loan losses:
As a percentage of total loans	1.25%	1.31%	1.25%	1.30%	1.31%
As a percentage of nonaccrual loans	289	299	314	316	277
As a percentage of nonaccrual loans and other assets	253	261	271	269	239
Allowance for credit losses:
As a percentage of total loans	1.31%	1.37%	1.31%	1.36%	1.37%
As a percentage of nonaccrual loans	303	312	328	330	291
As a percentage of nonaccrual loans and other assets	265	272	284	281	251

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Dec. 31		,	%	Year ended Dec. 31	,	%
(in millions)	2005	2004		Change	2005	2004	Change

Service charges on deposit accounts	$655	$594		10%	$2,512	$2,417	4%
Trust and investment fees:
Trust, investment and IRA fees	481	385		25	1,855	1,509	23
Commissions and all other fees	142	158		(10)	581	607	(4)

Total trust and investment fees	623	543		15	2,436	2,116	15
Card fees	394	321		23	1,458	1,230	19
Other fees:
Cash network fees	45	44		2	180	180	--
Charges and fees on loans	237	252		(6)	1,022	921	11
All other	196	183		7	727	678	7

Total other fees	478	479		—	1,929	1,779	8
Mortgage banking:
Servicing income, net of amortization and provision for impairment	257	434		(41)	987	1,037	(5)
Net gains on mortgage loan origination/sales activities	269	281		(4)	1,085	539	101
All other	102	75		36	350	284	23

Total mortgage banking	628	790		(21)	2,422	1,860	30
Operating leases	200	211		(5)	812	836	(3)
Insurance	272	265		3	1,215	1,193	2
Trading assets	180	185		(3)	571	523	9
Net gains (losses) on debt securities available for sale	(124)	3		—	(120)	(15)	700
Net gains from equity investments	93	170		(45)	511	394	30
Net gains on sales of loans	2	4		(50)	5	11	(55)
Net gains (losses) on dispositions of operations	12	(17)		—	14	(15)	--
All other	240	164		46	680	580	17

Total	$3,653	$3,712		(2)	$14,445	$12,909	12

NONINTEREST EXPENSE

	Quarter ended Dec. 31		,	%	Year ended Dec. 31		,	%
(in millions)	2005	2004		Change	2005	2004		Change

Salaries	$1,613	$1,438		12%	$6,215	$5,393		15%
Incentive compensation	663	526		26	2,366	1,807		31
Employee benefits	428	451		(5)	1,874	1,724		9
Equipment	328	410		(20)	1,267	1,236		3
Net occupancy	344	301		14	1,412	1,208		17
Operating leases	161	164		(2)	635	633		--
Outside professional services	253	229		10	835	669		25
Contract services	153	172		(11)	596	626		(5)
Travel and entertainment	134	130		3	481	442		9
Outside data processing	108	104		4	449	418		7
Advertising and promotion	109	144		(24)	443	459		(3)
Postage	69	68		1	281	269		4
Telecommunications	65	80		(19)	278	296		(6)
Insurance	28	33		(15)	224	247		(9)
Stationary and supplies	57	63		(10)	205	240		(15)
Operating losses	38	48		(21)	194	192		1
Security	42	41		2	167	161		4
Core deposit intangibles	30	33		(9)	123	134		(8)
Charitable donations	13	224		(94)	61	248		(75)
Net losses (gains) from debt extinguishment	12	(2)		—	11	174		(94)
All other	235	314		(25)	901	997		(10)

Total	$4,883	$4,971		(2)	$19,018	$17,573		8

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31 ,	Dec. 31	,
(in millions)	2005		2005		2005		2005	2004

Service charges on deposit accounts	$655		$654		$625		$578	$594
Trust and investment fees:
Trust, investment and IRA fees	481		473		456		445	385
Commissions and all other fees	142		141		141		157	158

Total trust and investment fees	623		614		597		602	543
Card fees	394		377		361		326	321
Other fees:
Cash network fees	45		45		47		43	44
Charges and fees on loans	237		280		260		245	252
All other	196		195		171		165	183

Total other fees	478		520		478		453	479
Mortgage banking:
Servicing income, net of amortization and provision for impairment	257		373		(99)		456	434
Net gains on mortgage loan origination/sales activities	269		273		250		293	281
All other	102		97		86		65	75

Total mortgage banking	628		743		237		814	790
Operating leases	200		202		202		208	211
Insurance	272		248		358		337	265
Trading assets	180		184		64		143	185
Net gains (losses) on debt securities available for sale	(124)		(31)		39		(4)	3
Net gains from equity investments	93		146		201		71	170
Net gains (losses) on sales of loans	2		3		39		(39)	4
Net gains (losses) on dispositions of operations	12		1		—		1	(17)
All other	240		166		128		146	164

Total	$3,653		$3,827		$3,329		$3,636	$3,712

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in millions)	2005		2005		2005		2005		2004

Salaries	$1,613		$1,571		$1,551		$1,480		$1,438
Incentive compensation	663		676		562		465		526
Employee benefits	428		467		432		547		451
Equipment	328		306		263		370		410
Net occupancy	344		354		310		404		301
Operating leases	161		159		157		158		164
Outside professional services	253		230		189		163		229
Contract services	153		163		141		139		172
Travel and entertainment	134		120		117		110		130
Outside data processing	108		114		121		106		104
Advertising and promotion	109		128		117		89		144
Postage	69		72		68		72		68
Telecommunications	65		74		67		72		80
Insurance	28		17		100		79		33
Stationary and supplies	57		48		55		45		63
Operating losses	38		52		26		78		48
Security	42		42		42		41		41
Core deposit intangibles	30		30		31		32		33
Charitable donations	13		8		18		22		224
Net losses (gains) from debt extinguishment	12		(1)		1		(1)		(2)
All other	235		259		186		221		314

Total	$4,883		$4,889		$4,554		$4,692		$4,971

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31						,
	2005			2004
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements and other short-term investments	$5,158	3.64%	$47	$4,967	2.01%	$26
Trading assets	5,061	3.82	48	5,040	2.73	34
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,051	3.90	10	1,101	3.72	10
Securities of U.S. states and political subdivisions	3,256	8.22	64	3,624	8.31	71
Mortgage-backed securities:
Federal agencies	23,545	5.94	347	21,916	6.08	321
Private collateralized mortgage obligations	8,060	5.71	114	3,787	5.35	49

Total mortgage-backed securities	31,605	5.88	461	25,703	5.97	370
Other debt securities (4)	4,843	6.79	82	3,246	7.91	59

Total debt securities available for sale (4)	40,755	6.12	617	33,674	6.32	510
Mortgages held for sale (3)	42,036	5.97	628	32,373	5.48	443
Loans held for sale (3)	603	6.41	10	8,536	4.05	87
Loans:
Commercial and commercial real estate:
Commercial	61,297	7.35	1,135	51,896	5.93	774
Other real estate mortgage	28,425	6.84	489	29,412	5.67	419
Real estate construction	13,040	7.26	239	9,246	5.80	135
Lease financing	5,347	5.77	77	5,109	5.84	75

Total commercial and commercial real estate	108,109	7.13	1,940	95,663	5.84	1,403
Consumer:
Real estate 1-4 family first mortgage	76,233	6.75	1,291	86,389	5.70	1,233
Real estate 1-4 family junior lien mortgage	58,157	7.28	1,067	50,909	5.54	709
Credit card	11,326	12.81	363	9,706	11.57	281
Other revolving credit and installment	46,593	9.13	1,071	34,475	8.99	779

Total consumer	192,309	7.84	3,792	181,479	6.59	3,002
Foreign	5,278	13.08	174	4,025	14.00	141

Total loans (5)	305,696	7.68	5,906	281,167	6.44	4,546
Other	1,415	4.49	16	1,698	4.19	17

Total earning assets	$400,724	7.23	7,272	$367,455	6.16	5,663

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,797	1.79	17	$3,244	.68	5
Market rate and other savings	132,042	1.86	619	125,350	.83	262
Savings certificates	26,610	3.26	219	18,697	2.32	108
Other time deposits	33,321	4.07	341	30,460	1.98	152
Deposits in foreign offices	14,347	3.71	135	10,026	1.95	49

Total interest-bearing deposits	210,117	2.51	1,331	187,777	1.22	576
Short-term borrowings	25,395	3.79	242	26,315	1.90	126
Long-term debt	79,169	4.19	832	70,646	2.70	477

Total interest-bearing liabilities	314,681	3.04	2,405	284,738	1.65	1,179
Portion of noninterest-bearing funding sources	86,043	—	—	82,717	—	—

Total funding sources	$400,724	2.39	2,405	$367,455	1.28	1,179

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.84%	$4,867		4.88%	$4,484

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,508			$13,366
Goodwill	10,780			10,436
Other	43,469			34,002

Total noninterest-earning assets	$67,757			$57,804

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$90,937			$82,958
Other liabilities	23,049			20,336
Stockholders’ equity	39,814			37,227
Noninterest-bearing funding sources used to fund earning assets	(86,043)			(82,717)

Net noninterest-bearing funding sources	$67,757			$57,804

TOTAL ASSETS	$468,481			$425,259

(1)	Our average prime rate was 6.97% and 4.94% for the quarters ended December 31, 2005 and 2004, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 4.34% and 2.30% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31						,
	2005			2004
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements and other short-term investments	$5,448	3.01%	$164	$4,254	1.49%	$64
Trading assets	5,411	3.52	190	5,286	2.75	145
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	997	3.81	38	1,161	4.05	46
Securities of U.S. states and political subdivisions	3,395	8.27	266	3,501	8.00	267
Mortgage-backed securities:
Federal agencies	19,768	6.02	1,162	21,404	6.03	1,248
Private collateralized mortgage obligations	5,128	5.60	283	3,604	5.16	180

Total mortgage-backed securities	24,896	5.94	1,445	25,008	5.91	1,428
Other debt securities (4)	3,846	7.10	266	3,395	7.72	236

Total debt securities available for sale (4)	33,134	6.24	2,015	33,065	6.24	1,977
Mortgages held for sale (3)	38,986	5.67	2,213	32,263	5.38	1,737
Loans held for sale (3)	2,857	5.10	146	8,201	3.56	292
Loans:
Commercial and commercial real estate:
Commercial	58,434	6.76	3,951	49,365	5.77	2,848
Other real estate mortgage	29,098	6.31	1,836	28,708	5.35	1,535
Real estate construction	11,086	6.67	740	8,724	5.30	463
Lease financing	5,226	5.91	309	5,068	6.23	316

Total commercial and commercial real estate	103,844	6.58	6,836	91,865	5.62	5,162
Consumer:
Real estate 1-4 family first mortgage	78,170	6.42	5,016	87,700	5.44	4,772
Real estate 1-4 family junior lien mortgage	55,616	6.61	3,679	44,415	5.18	2,300
Credit card	10,663	12.33	1,315	8,878	11.80	1,048
Other revolving credit and installment	43,102	8.80	3,794	33,528	9.01	3,022

Total consumer	187,551	7.36	13,804	174,521	6.38	11,142
Foreign	4,711	13.49	636	3,184	15.30	487

Total loans (5)	296,106	7.19	21,276	269,570	6.23	16,791
Other	1,581	4.34	68	1,709	3.81	65

Total earning assets	$383,523	6.81	26,072	$354,348	5.97	21,071

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,607	1.43	51	$3,059	.44	13
Market rate and other savings	129,291	1.45	1,874	122,129	.69	838
Savings certificates	22,638	2.90	656	18,850	2.26	425
Other time deposits	27,676	3.29	910	29,750	1.43	427
Deposits in foreign offices	11,432	3.12	357	8,843	1.40	124

Total interest-bearing deposits	194,644	1.98	3,848	182,631	1.00	1,827
Short-term borrowings	24,074	3.09	744	26,130	1.35	353
Long-term debt	79,137	3.62	2,866	67,898	2.41	1,637

Total interest-bearing liabilities	297,855	2.50	7,458	276,659	1.38	3,817
Portion of noninterest-bearing funding sources	85,668	—	—	77,689	—	—

Total funding sources	$383,523	1.95	7,458	$354,348	1.08	3,817

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.86%	$18,614		4.89%	$17,254

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,173			$13,055
Goodwill	10,705			10,418
Other	38,389			32,758

Total noninterest-earning assets	$62,267			$56,231

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$87,218			$79,321
Other liabilities	21,559			18,764
Stockholders’ equity	39,158			35,835
Noninterest-bearing funding sources used to fund earning assets	(85,668)			(77,689)

Net noninterest-bearing funding sources	$62,267			$56,231

TOTAL ASSETS	$445,790			$410,579

(1)	Our average prime rate was 6.19% and 4.34% for the years ended December 31, 2005 and 2004, respectively. The average three-month LIBOR was 3.56% and 1.62% for the same periods, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,		Community		Wholesale		Wells Fargo				Consolidated
average balances in billions)		Banking		Banking		Financial		Other (2)		Company

Quarter ended December 31,	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
Net interest income	$3,282	$3,116	$637	$557	$920	$783	$—	$—	$4,839	$4,456
Provision for credit losses	285	213	7	11	411	241	—	—	703	465
Noninterest income	2,495	2,611	844	772	314	329	—	—	3,653	3,712
Noninterest expense	3,390	3,614	822	718	671	639	—	—	4,883	4,971

Income before income tax expense	2,102	1,900	652	600	152	232	—	—	2,906	2,732
Income tax expense	709	668	213	197	54	82	—	—	976	947

Net income	$1,393	$1,232	$439	$403	$98	$150	$—	$—	$1,930	$1,785

Average loans	$190.5	$183.2	$64.7	$56.4	$50.5	$41.6	$—	$—	$305.7	$281.2
Average assets	314.4	290.5	92.2	81.6	56.1	47.4	5.8	5.8	468.5	425.3
Average core deposits	228.1	204.0	25.3	26.1	—	.1	—	—	253.4	230.2
Year ended December 31,
Net interest income	$12,708	$12,019	$2,387	$2,209	$3,409	$2,922	$—	$—	$18,504	$17,150
Provision for credit losses	895	787	1	62	1,487	868	—	—	2,383	1,717
Noninterest income	9,822	8,670	3,352	2,974	1,271	1,265	—	—	14,445	12,909
Noninterest expense	13,294	12,312	3,165	2,728	2,559	2,357	—	176	19,018	17,573

Income (loss) before income tax expense (benefit)	8,341	7,590	2,573	2,393	634	962	—	(176)	11,548	10,769
Income tax expense (benefit)	2,812	2,678	840	794	225	345	—	(62)	3,877	3,755

Net income (loss)	$5,529	$4,912	$1,733	$1,599	$409	$617	$—	$(114)	$7,671	$7,014

Average loans	$187.0	$178.9	$62.2	$53.1	$46.9	$37.6	$—	$—	$296.1	$269.6
Average assets	298.6	284.2	88.7	77.6	52.7	43.0	5.8	5.8	445.8	410.6
Average core deposits	218.2	197.8	24.6	25.5	—	.1	—	—	242.8	223.4

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the automobile financing business into Wells Fargo Financial in third quarter 2005, results for prior periods have been revised.

(2)	The noninterest expense item for the year ended December 31, 2004 is a $176 million loss on debt extinguishment recorded at the enterprise level. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(income/expense in millions, average balances in billions)	2005		2005		2005		2005		2004

COMMUNITY BANKING
Net interest income	$3,282		$3,210		$3,124		$3,092		$3,116
Provision for credit losses	285		226		197		187		213
Noninterest income	2,495		2,658		2,157		2,512		2,611
Noninterest expense	3,390		3,397		3,190		3,317		3,614

Income before income tax expense	2,102		2,245		1,894		2,100		1,900
Income tax expense	709		756		626		721		668

Net income	$1,393		$1,489		$1,268		$1,379		$1,232

Average loans	$190.5		$184.4		$189.2		$183.9		$183.2
Average assets	314.4		299.5		290.0		290.4		290.5
Average core deposits	228.1		223.5		214.5		206.2		204.0
WHOLESALE BANKING
Net interest income	$637		$597		$588		$565		$557
Provision (reversal of provision) for credit losses	7		—		(10)		4		11
Noninterest income	844		854		840		814		772
Noninterest expense	822		848		750		745		718

Income before income tax expense	652		603		688		630		600
Income tax expense	213		196		226		205		197

Net income	$439		$407		$462		$425		$403

Average loans	$64.7		$63.3		$61.3		$59.5		$56.4
Average assets	92.2		89.4		88.0		85.1		81.6
Average core deposits	25.3		23.6		23.8		25.6		26.1
WELLS FARGO FINANCIAL
Net interest income	$920		$869		$824		$796		$783
Provision for credit losses	411		415		267		394		241
Noninterest income	314		315		332		310		329
Noninterest expense	671		644		614		630		639

Income before income tax expense	152		125		275		82		232
Income tax expense	54		46		95		30		82

Net income	$98		$79		$180		$52		$150

Average loans	$50.5		$47.9		$45.1		$43.9		$41.6
Average assets	56.1		53.5		51.3		49.7		47.4
Average core deposits	—		.1		—		—		.1
OTHER (2)
Average assets	$5.8		$5.8		$5.8		$5.8		$5.8
CONSOLIDATED COMPANY
Net interest income	$4,839		$4,676		$4,536		$4,453		$4,456
Provision for credit losses	703		641		454		585		465
Noninterest income	3,653		3,827		3,329		3,636		3,712
Noninterest expense	4,883		4,889		4,554		4,692		4,971

Income before income tax expense	2,906		2,973		2,857		2,812		2,732
Income tax expense	976		998		947		956		947

Net income	$1,930		$1,975		$1,910		$1,856		$1,785

Average loans	$305.7		$295.6		$295.6		$287.3		$281.2
Average assets	468.5		448.2		435.1		431.0		425.3
Average core deposits	253.4		247.2		238.3		231.8		230.2

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the automobile financing business into Wells Fargo Financial in third quarter 2005, results for prior periods have been revised.

(2)	There are no reconciling items for net income, average loans or average assets for the periods presented. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions)	2005	2005	2005	2005	2004

Mortgage servicing rights:
Balance, beginning of quarter	$11,953	$10,096	$10,266	$9,466	$9,567
Originations	888	850	529	385	369
Purchases	912	783	453	535	358
Amortization	(486)	(542)	(493)	(470)	(473)
Other (includes changes in mortgage servicing rights due to hedging)	431	766	(659)	350	(355)

Balance, end of quarter	$13,698	$11,953	$10,096	$10,266	$9,466

Valuation allowance:
Balance, beginning of quarter	$1,242	$1,598	$1,294	$1,565	$1,799
Provision (reversal of provision) for mortgage servicing rights in excess of fair value	(55)	(356)	304	(271)	(234)

Balance, end of quarter	$1,187	$1,242	$1,598	$1,294	$1,565

Mortgage servicing rights, net	$12,511	$10,711	$8,498	$8,972	$7,901

Ratio of mortgage servicing rights to related loans serviced for others	1.44%	1.31%	1.12%	1.24%	1.15%

	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in billions)	2005		2005		2005		2005		2004

Managed servicing portfolio:
Loans serviced for others (1)	$871		$815		$761		$724		$688
Owned loans serviced (2)	118		115		113		116		117

Total owned servicing	989		930		874		840		805
Sub-servicing	27		29		32		33		27

Total managed servicing portfolio	$1,016		$959		$906		$873		$832

Weighted-average note rate (owned servicing only)	5.72%		5.71%		5.75%		5.75%		5.75%

(1)	Consists of 1-4 family first mortgages and commercial mortgage loans.

(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

	Quarter ended
	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31	,	Dec. 31	,
(in millions)	2005	2005	2005	2005		2004

Servicing income, net:
Servicing fees	$675	$619	$593	$570		$534
Amortization	(486)	(542)	(493)	(470)		(473)
Reversal of provision (provision) for mortgage servicing rights in excess of fair value	55	356	(304)	271		234
Net derivative gains (losses):
Fair value hedges (1)	(176)	(60)	105	85		139
Other (2)	189	—	—	—		—

Total servicing income, net	$257	$373	$(99)	$456		$434

(1)	Results related to mortgage servicing rights fair value hedging activities consist of gains (losses) excluded from the evaluation of hedge ineffectiveness and the ineffective portion of the change in the value of these derivatives. Gains and losses excluded from the evaluation of hedge effectiveness are those caused by market conditions (volatility) and the spread between spot and forward rates priced into the derivative contracts (the passage of time).

(2)	Other consists of results from free-standing derivatives used to economically hedge the risk of changes in fair value of mortgage servicing rights.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in billions)	2005		2005		2005		2005		2004

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$89		$116		$117		$91		$80
Refinances as a percentage of applications	43%		43%		42%		41%		44%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$50		$66		$73		$59		$50

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in billions)	2005		2005		2005		2005		2004

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$34		$42		$36		$27		$30
Correspondent/Wholesale	64		48		37		27		28
Home equity loans and lines	12		10		9		8		9
Wells Fargo Financial	3		3		3		3		2

Total	$113		$103		$85		$65		$69

Year-to-date	$366		$253		$150		$65		$298

(1)	Consists of residential real estate originations from all Wells Fargo channels.